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          EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
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

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                                                     Three Months Ended
                                                          March 31
(in thousands, except per share data)                 1997            1996
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
Primary:
--------

Actual shares outstanding                           8,591              8,015
                                                    =====              =====

Average shares outstanding                          8,567              8,370

Net effect of dilutive stock options
  based on the treasury stock method
  using the average market price                      324                347
                                                  --------           --------
              Total Shares Outstanding              8,891              8,717
                                                    =====              =====

Net Income                                       $  6,515           $  5,305
                                                    =====              =====


Net Income Per Share                             $   0.73           $   0.61
                                                     ====               ====





Fully Diluted:
--------------

Actual shares outstanding                           8,591              8,015
                                                    =====              =====

Average shares outstanding                          8,567              8,370


Net effect of dilutive stock options based
  on the treasury stock method using the
  average market price or quarter end price,
  whichever is greater                                324                366
                                                  --------           --------
              Total Shares Outstanding              8,891              8,736
                                                    =====              =====



Net Income                                       $  6,515           $  5,305

                                                    =====              =====

Net Income Per Share                             $   0.73           $   0.61
                                                     ====               ====
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EPS amounts for 1996 have been restated for the 5% stock dividend in the second quarter of 1996.



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